UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2017

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.

On April 27, 2017, Universal Logistics Holdings, Inc. (the “Company”) issued a press release announcing the Company's financial and operating results for the thirteen weeks ended April 1, 2017, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s shareholders considered four proposals at its 2017 Annual Meeting held April 27, 2017. Each of the proposals is described in the Company’s definitive proxy statement dated March 28, 2017 (the “Proxy Statement”). A total of 28,275,489 shares, or 99.41% of the total shares outstanding, were represented in person or by proxy at the 2017 Annual Meeting. The final results of votes with respect to the proposals submitted for shareholder vote at the 2017 Annual Meeting are set forth below.

Proposal 1—Election of Directors

The Company’s shareholders elected for a one-year term each person nominated for election as a director as set forth in the Proxy Statement. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

	For	Withheld
Grant E. Belanger	26,847,918	1,056,145
Frederick P. Calderone	24,544,139	3,359,924
Joseph J. Casaroll	26,846,611	1,057,452
Daniel J. Deane	27,382,702	521,361
Manuel J. Moroun	21,491,607	6,412,456
Matthew T. Moroun	23,901,388	4,002,675
Michael A. Regan	27,382,702	521,361
Jeff Rogers	24,458,582	3,445,481
Daniel C. Sullivan	25,299,041	2,605,022
Richard P. Urban	26,742,479	1,161,584
H.E. “Scott” Wolfe	24,551,130	3,352,933

There were 371,426 broker non-votes with respect to this proposal.

Proposal 2— Advisory Vote on Executive Compensation

The Company’s shareholders voted upon and approved the following resolution:

“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the 2016 compensation of our named executive officers, as described in the “Compensation Discussion and Analysis” section, the “Summary Compensation Table”, the other compensation tables and the related notes and narratives, as set forth in the Proxy Statement for the 2017 Annual Shareholders Meeting.”

The votes on this proposal were as follows:

For	Against	Abstain
25,686,802	2,194,657	22,604

There were 371,426 broker non-votes with respect to this proposal.

Proposal 3— Advisory Vote on Frequency of the Vote on Executive Compensation

The Company’s shareholders voted upon and approved the option of “Every Three Years” as the preferred frequency for future advisory votes on the approval of Executive Compensation.  The votes on this proposal were as follows:

1 Year	2 Years	3 Years	Abstain
6,060,941	54	21,099,028	744,040

There were no broker non-votes with respect to this proposal.

In accordance with the shareholder voting results, in which every “three years” received the highest number of votes cast on the frequency proposal, and the Board of Directors’ recommendation in the Proxy Statement for the 2017 Annual Meeting, the Company’s Board of Directors has determined that future shareholder advisory (non-binding) votes on executive compensation will occur every three years. Accordingly, the next shareholder advisory (non-binding) vote on executive compensation will be held at the Company’s 2020 Annual Meeting of Shareholders. The next required shareholder advisory (non-binding) vote regarding the frequency interval will be held in six years at the Company’s 2023 Annual Meeting of Shareholders.

Proposal 4—Ratification of Appointment of Independent Registered Public Accountants

The Company’s shareholders voted upon and approved the ratification of the appointment of BDO USA, LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2017. The votes on this proposal were as follows:

For	Against	Abstain
28,262,312	1,546	11,631

There were no broker non-votes with respect to this proposal.

Item 8.01 Other Events.

On April 27, 2017, the Company issued a press release announcing that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.  The dividend is payable to the Company's shareholders of record at the close of business on May 8, 2017, and is expected to be paid on May 18, 2017.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1

Press Release dated April 27, 2017 announcing the Company's financial and operating results for the thirteen weeks ended April 1, 2017, and that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: April 28, 2017	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1

Press Release dated April 27, 2017 announcing the Company's financial and operating results for the thirteen weeks ended April 1, 2017, and that the Company’s Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock.